Exhibit 10.1

ASSET PURCHASE AGREEMENT

THJS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 16, 2020 ("Effective Date"), by and between: TIZIANA LIFE SCIENCES, PLC, a Delaware corporation ("Purchaser") and RASNA THERAPEUTICS, INC„ a Nevada corporation ("Seller"). Certain capitalized terms used in this Agreement and not defined in the body hereof are defined in Exhibit A

RECITALS

Seller and Purchaser wish to provide for the sale of the Transferred Assets (as defined in Section 1.1) to Purchaser on the terms, and subject to the conditions, set forth in this Agreement.

WHEREAS, Seller has determined that it is in Seller's best interest to sell certain assets relating to the Business to Purchaser.

WHEREAS, Seller and PurcJ1aser wish to provide for the sale of the Transferred Assets (as defined in Section l. l) to Purchaser on the ten11S, and subject to the conditions, set forth in  this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION l.    SALE 0F TRANSFERRED ASSETS; RELATED TRANSACTI0NS.

l.l                Sale of  Transferred Assets. At the Effective Date, Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser all of the Transferred Assets (as defined below), free of any encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Transferred Assets" shall mean and include all of the properties, rights, interests and other tangible and intangible assets of Seller relating to Actinomycin D. Without limiting the generality of the foregoing, the Transferred Assets shall include:

(a)               Contracts: All rights of Seller under any Contracts relating to  the Transferred Assets as identified on Exhibit B ("Transferred Contracts'');

(b)              Intellectual Property Rights: Al l of the Intellectual Property Rights that are owned or controlled by  Seller  and  that are or were  used  in,  necessary  for  the conduct  of, or  related to  the  Transferred  Assets,  including  the  Intellectual  Property  Rights  identified  on  Exhibit  C, together with the goodwill associated with the Transferred Assets (the "Transferred IP" );

(c) Records: All records, information, files, data, correspondence, research and development reports, and clinical trial data relating to Transferred Asset

1.2              Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the parties agree that Seller is not selling, assigning, transferring, conveying or delivering to Purchaser anything other than the Transferred Assets.

1.3              Purchase Price. As consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to Purchaser:

(a)              at the Effective Date, Purchaser shall pay the Upfront Purchase Price

(b)    after  the  Effective  Date,  if milestones are achieved,  Purchaser  shall  pay to Seller the milestone payments as follows: (a) $130,000  USD  upon  the  issuance  of a  United States patent from any US patent application in Transferred IP on Exhibit  C  relating  to nanoparticle formulations of Actinomycin D, and (b) $500,000 USD upon  the  successful completion of a Phase II clinical efficacy trial.

1.4               Assumption of Certain Liabilities. Purchaser will not assume any liabilities of Seller related to the Transferred Assets. For the avoidance of doubt, Purchaser will not assume any amounts owed to any Pa1iy by Sellers under the Transferred Contracts as of and up to the Effective Date of this Agreement.

REPRESENT ATIONS AND WARRA!\TIES OF SELLER

                  Seller represents and warrants to and for the benefit of the Purchaser, as of the Effective Date, as follows:

1.5               Corporate Status; Authorization and Enforceability; No Conflict.

(a)              Seller (i) is duly incorporated, validly existing and in good standing under the laws of the state of Nevada.

(b)             Seller has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transaction.  The execution and delivery of this Agreement by Seller, the perfom1ance by Seller of its obligations hereunder, and the consummation by Seller of the Transaction, have been duly authorized by the board of directors of Seller.

(a)               Licenses. Seller is not bound by, and no Transferred IP is subject to, any Contract containing any covenant  or other  provision  that in any  way  limits or restricts the ability of Seller to use, exploit, assert, or enforce any Transferred IP anywhere in the world.

(b)               Royalty Obligations. Seller is not party to any Contract pursuant to which any royalties, fees, commissions, and other amounts are payable by Seller to any other Person upon or for the manufacture, sale, or distribution of any Transferred Product or the use of any Transferred IP.

(c)                Ownership Free and Clear. Seller exclusively owns all right, title, and interest to and in the Transferred IP free and clear of any Encumbrances.

(d)              Validity;       Enforceability.       All Transferred IP 1s valid, subsisting, and

enforceable.

(e)                No Infringement of Third-Party IP Rights. To the knowledge of the Seller, the Transferred IP does not infringe, misappropriate, or  otherwise  violate  any  Intellectual  Property Right of any other Person.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to and for the benefit of the Seller, as of the Effective Date, as follows:

2.1 Due Organization; Authority; Binding Nature of Agreement. Purchaser is a corporation du ly incorporated, validly existing and in good standing under the laws of Delaware. Purchaser has the corporate power and authority to enter into and  to  perform  its  obligations under this Agreement.

SECTION 3.    C OVEN ANTS OF THE PARTIES

3.1             Further Actions. From and after the Effective Date, Seller shall reasonably cooperate with Purchaser and its Representatives and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request for the purpose of evidencing the Transaction.

3.2             Continuing Access to Information. Following the Closing, Seller shall g1ve Purchaser reasonable access to and copies of any records relating to the Transferred Assets.

3.3             Publicity. Purchaser may issue such press releases, and make such other public announcements and disclosures relating to this Agreement as it determines are required or desirable.

3.4             Release. Purchaser irrevocably and completely releases and discharges the Seller from any claim, controversy , demand, right, liability, and cause of action, relating to the Transferred Assets.

SECTION 4.    C LOS I NG DELIVERABLES

4.1     Closing Deliverables of Seller. At  the  Closing,  Seller  shall deliver,  or  cause  to be delivered, the following to Purchaser a bill of sale and assignment  and  assumption agreement,  duly executed by Seller, including (a)  an  assignment  to  Purchaser, executed  by  Seller,  assigning the entire right, title and interest of Seller in, to and under the Transferred Contract, and (b) an assignment to Purchaser,  executed  by  Seller,  assigning  the  entire  right,  title  and  interest  of  Seller in, to and under the Transferred IP, and  (e)  evidence  satisfactory  to  Purchaser  of  the  requisite approval by Seller of the sale of the Transferred Assets to Purchaser.

4.2       Closing Deliverables of Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, the following to Seller the bill of sale, duly executed by Purchaser and the Upfront Purchase Price.

SECTION 5.    S U RVIVAL.

     Survival of Representations.  All representations and warranties of Seller and Purchaser set forth in this Agreement shall expire 18 months after the Closing; All covenants of the parties shall survive until performed.

SECTION 6.    M ISCELLAN EOUS P ROVISIONS.

6.1               Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred by or 011 behalf of such party in connection with the Transaction.

6.2  Notices. Any notice or other  communication  required  or  permitted  to  be delivered to any pat1y  under  this Agreement  shall  be in  writing  and shall  be deemed  properly  de livered , given and received when delivered by hand, by registered mail , by courier or express delivery service or by electronic mail to the address or electronic mail address set forth below:

                                 if to Purchaser:

                                Attention:  Executive Chairman

Email: gabriele @ tizpharma.com

                               if to Seller:

Attention: Chief Financial Officer

Email:   tlazzaretti @ Rasna.com

6.3               Headings. The headings contained in this Agreement are for convenience only and shall not be deemed to be pai1 of this Agreement.

6.4               Counterparts and Exchanges by Electronic Transmission.  This Agreement may be executed in tw or more counterparts, each of which shall be deemed an original, and shall constitute the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method, and any counterpart  shall  be  deemed  to  have  been  validly delivered for all purposes.

6.5               Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the State of Delaware.

6.6               Successors and Assigns. This Agreement shall be binding upon, by the parties to this Agreement and their respective successors and assigns.  Purchaser may freely assign any or all of its rights and obligations under this Agreement, in whole or in part, to any other Person without consent; provided, that, such Person agrees in writing to be bound  by the provisions of this Agreement.

6.7               Severability. Any term or provisions of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect  the validity  or enforceability of  the remaining terms and  provisions  hereof or the validity  or  enforceability of the offending  term or provision in any other situation or in any other jurisdiction .

6.8               Entire Agreement. This Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

TIZIANA LIFE SCIENCES PLC

                               By:

Name: Gabriele Cerrone

Title: Chairman

Rasna Therapeutics Inc

                               By:

Name: T Lazzaretti

Title: Chief Financial Officer